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                                                                    EXHIBIT 10.6
                                COMPANY AGREEMENT
                                       OF
                     BEHRINGER HARVARD NORTHPOINT I GP, LLC

        This Company Agreement, effective the _____ day of June, 2004, is entered into by Behringer Harvard Mid-Term Value Enhancement Fund I LP, a Texas limited partnership, as the member (the "Member"), pursuant to the Act on the following terms and conditions.

1.      ORGANIZATION.

1.1 FORMATION. On June __, 2004, Articles of Organization were filed in the office of the Secretary of State of Texas in accordance with and pursuant to the Act.

1.2 NAME AND PLACE OF BUSINESS. The name of the Company shall be Behringer Harvard Northpoint I GP, LLC, and its principal place of business shall be 1323 North Stemmons Freeway, Suite 211, Dallas, Texas 75207. The Member may change such name, change such place of business or establish additional places of business of the Company as the Member may determine to be necessary or desirable.

1.3 BUSINESS AND PURPOSE OF THE COMPANY. The sole purpose of the Company is to act as the general partner of Behringer Harvard Northpoint I LP, a Texas limited partnership (the "Partnership").

1.4 TERM. The term of the Company shall be until December 31, 2090 unless the Company is sooner dissolved as provided in this Agreement.

1.5 REQUIRED FILINGS. The Member, or its authorized representative, shall execute, acknowledge, file, record and/or publish such certificates and documents, as may be required by this Agreement or by law in connection with the formation and operation of the Company.

1.6 REGISTERED OFFICE AND REGISTERED AGENT. The Company's initial registered office and initial registered agent shall be as provided in the Articles of Organization. The registered office and registered agent may be changed from time to time by the Member by filing the address of the new registered office and/or the name of the new registered agent pursuant to the Act.

1.7 NO STATE-LAW PARTNERSHIP. The Member intends that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint

2. DEFINITIONS. Definitions for this Agreement are set forth on Exhibit A and are incorporated herein.

3. CAPITALIZATION AND FINANCING. The Member shall make an initial capital contribution of $__________________. The Member may, but shall have no obligation to, make additional capital contributions.

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4.      ALLOCATION OF NET INCOME AND NET LOSS. For each fiscal year, the Net
Income and Net Loss of the Company shall be allocated to the Member.

5. DISTRIBUTIONS. Distributable Cash from Operations with respect to each calendar year shall be distributed to the Member.

6. COMPANY EXPENSES. The Company shall pay directly, or reimburse the Member, as the case may be, for all of the costs and expenses of the Company's operations.

7.      AUTHORITY, AND RESPONSIBILITIES OF THE MEMBER.

        7.1 MANAGEMENT. The business and affairs of the Company shall be managed by its Member. The Member shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business.

        7.2 MEMBER AUTHORITY. The Member shall have all authority, rights and powers conferred by law and those required or appropriate to the management of the Company's business, which, by way of illustration but not by way of limitation, shall include the right, authority and power to cause the Company to:

                7.2.1   Take all actions as the sole member of the Company;

                7.2.2 Take all actions on behalf of the Company as the general partner of the Partnership and enter into such contracts and agreements on behalf of the Company, as the general partner of the Partnership, as the Member determines to be reasonably necessary or appropriate;

                7.2.3 Acquire, hold, develop, lease, rent, operate, sell, exchange, subdivide and otherwise dispose of Property;

                7.2.4 Borrow money, and, if security is required therefor, to pledge or mortgage or subject Property to any security device, to obtain replacements of any mortgage or other security device and to prepay, in whole or in part, refinance, increase, modify, consolidate, or extend any mortgage or other security device. All of the foregoing shall be on such terms and in such amounts as the Member, in its sole discretion, deems to be in the best interest of the Company;

                7.2.5 Enter into such contracts and agreements as the Member determines to be reasonably necessary or appropriate in connection with the Company's business and purpose (including contracts with Affiliates of the Member), and any contract of insurance that the Member deems necessary or appropriate for the protection of the Company and the Member, including errors and omissions insurance, for the conservation of Company assets, or for any purpose convenient or beneficial to the Company;

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                7.2.6   Employ persons, who may be Affiliates of the Member, in
the operation and management of the business of the Company;

                7.2.7 Prepare or cause to be prepared reports, statements, and other relevant information for distribution to the Member.

                7.2.8 Open accounts and deposits and maintain funds in the name of the Company in banks, savings and loan associations, "money market" mutual funds and other instruments as the Member may deem in its discretion to be necessary or desirable;

                7.2.9 Cause the Company to make or revoke any of the elections referred to in the Code;

                7.2.10 Select as its accounting year a calendar or fiscal year as may be approved by the Internal Revenue Service;

                7.2.11 Determine the appropriate accounting method or methods to be used by the Company;

                7.2.12 Require in any Company contract that the Member shall not have any personal liability, but that the person or entity contracting with the Company is to look solely to the Company and its assets for satisfaction;

                7.2.13  Lease personal property for use by the Company;

                7.2.14 Establish reserves from income in such amounts as the Member may deem appropriate;

                7.2.15 Make secured or unsecured loans to the Company and receive interest at the rates set forth herein;

                7.2.16  Represent the Company as the "tax matters partner;"

                7.2.17 Initiate legal actions, settle legal actions and defend legal actions on behalf of the Company;

                7.2.18  Admit itself as a Member;

                7.2.19 Perform any and all other acts which the Member is obligated to perform hereunder; and

                7.2.20 Execute, acknowledge and deliver any and all instruments to effectuate the foregoing and take all such actions in connection therewith as the Member may deem necessary or appropriate. Any and all documents or instruments may be executed on behalf and in the name of the Company by the Member.

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        7.3     TAX MATTERS MEMBER. The Member is hereby appointed to act as the
"tax matters partner."

        7.4 INDEMNIFICATION OF MEMBER. The Member, its shareholders, Affiliates, officers, directors, partners, employees, agents and assigns, shall not be liable for, and shall be indemnified and held harmless (to the extent of the Company's assets) from, any loss or damage incurred by them, the Company or the Member in connection with the business of the Company, including costs and reasonable attorneys' fees and any amounts expended in the settlement of any claims of loss or damage resulting from any act or omission performed or omitted.

        7.5 NO PERSONAL LIABILITY FOR RETURN OF CAPITAL. The Member shall not be personally liable or responsible for the return or repayment of all or any portion of the Capital Contribution of any Member or any loan made to the Company, it being expressly understood that any such return of capital or repayment of any loan shall be made solely from the assets (which shall not include any right of contribution from any Member) of the Company.

        7.6     AUTHORITY AS TO THIRD PERSONS.

                7.6.1 No third party dealing with the Company shall be required to investigate the authority of the Member. No purchaser of any property or interest owned by the Company shall be required to determine the right to sell or the authority of the Member to sign and deliver any instrument of transfer on behalf of the Company, or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith.

                7.6.2 The Member shall have full authority to execute on behalf of the Company any and all agreements, contracts, conveyances, deeds, mortgages and other instruments, and the execution thereof by the Member executing on behalf of the Company shall be the only execution necessary to bind the Company thereto.

        7.7 OFFICERS OF THE COMPANY. The Member may appoint officers at any time. The officers of the Company, if deemed necessary by the Member, may include a president, vice president, secretary, and treasurer. The officers shall serve at the pleasure of the Member. Any individual may hold any number of offices. The Member's officers may serve as officers of the Company if elected by the Member. The officers shall exercise such powers and perform such duties as specified in this Agreement and as shall be determined from time to time by the Member.

                7.7.1 REMOVAL, RESIGNATION AND FILLING OF VACANCY OF OFFICERS. Subject to the rights, if any, of an officer under a contract of employment, any officer may be removed, either with or without cause, by the Member at any time. Any officer may resign at any time by giving written notice to the Member. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any

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other cause shall be filled in the manner prescribed in this Agreement for regular appointments to that office.

                7.7.2 SALARIES OF OFFICERS. The salaries of all officers and agents of the Company, if any, shall be fixed by the Member.

                7.7.3 DUTIES AND POWERS OF THE PRESIDENT. The president shall be the chief executive officer of the Company, and shall, subject to the control of the Member, have general and active management of the business of the Company and shall see that all orders and resolutions of the Member are carried into effect. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Member or this Agreement. The president shall have full power and authority to sign and execute all agreements or contracts for the Company. The Member hereby appoints __________________________________as the President of the Company.

                7.7.4 DUTIES AND POWERS OF VICE-PRESIDENT. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by a resolution of the Member, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the Member by resolution may from time to time prescribe. The Member hereby appoints ___________ as Vice President of the Company.

                7.7.5 DUTIES AND POWERS OF SECRETARY. The secretary shall attend all meetings of the Member, and shall record all the proceedings of the meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the Member and shall perform such other duties as may be prescribed by the Member. The secretary shall have custody of the seal, if any, and the secretary shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature. The Member may give general authority to any other officer to affix the seal of the Company, if any, and to attest the affixing by his or her signature. The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Company's transfer agent or registrar, as determined by resolution of the Member, a register, or a duplicate register, showing the name of the Member and its address. The secretary shall also keep all documents described in this Agreement and such other documents as may be required under the Act. The secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement or from time to time by the Member. The secretary shall have the general duties, powers and responsibilities of a secretary of a corporation. The Member hereby appoints ______________ as Secretary of the Company.

                7.7.6 DUTIES AND POWERS OF TREASURER. The treasurer shall keep and maintain, or cause to be kept and maintained, the books and records of the Company. The books of account shall at all reasonable times be open to inspection by the Member. The treasurer shall have the custody of the funds and securities of the Company, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and

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other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Member. The treasurer shall disburse the funds of the Company as may be ordered by the Member, taking proper vouchers for such disbursements, and shall render to the president and the Member, at their regular meetings, or when the Member so requires, at a meeting of the Member an account of all his or her transactions as treasurer and of the financial condition of the Company. The treasurer shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in this Agreement or from time to time by the Member. The treasurer shall have the general duties, powers and responsibility of a corporation, and shall be the chief financial and accounting officer of the Company. The Member hereby appoints _______________ as Treasurer of the Company.

        8. ASSIGNMENT OF THE MEMBER'S INTEREST. The Member may not sell, assign, hypothecate, encumber or otherwise transfer all or any part of its interest in the Company except as in connection with the Member's transfer or sale of its undivided interest in the Project pursuant to the Tenants in Common Agreement or any deed of trust recorded against the Project.

        9. RECORDS, AUDITS AND REPORTS. The Company shall maintain at its principal office the Company's records and accounts of all operations and expenditures of the Company including the following:

        9.1 A current list of the full name and last known business or resident address of the Member, together with the Capital Contribution and the share in profits and losses of the Member;

        9.2 A copy of the Articles of Organization and all amendments thereto, together with any powers of attorney pursuant to which the Articles of Organization or any amendments thereto were executed;

        9.3 Copies of the Company's Federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

        9.4 Copies of this Agreement and any amendments thereto together with any powers of attorney pursuant to which any written accounting or any amendments thereto were executed;

        9.5 Copies of any financial statements of the Company, if any, for the six most recent years; and

        9.6 The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four fiscal years.

        10.     TERMINATION AND DISSOLUTION OF THE COMPANY.

        10.1 TERMINATION OF COMPANY. The Company shall be dissolved, shall terminate and its assets shall be disposed of, and its affairs wound up upon the earliest to occur of the following:

                10.1.1  A determination by the Member to terminate the Company;
or

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                10.1.2  The expiration of the term of the Company.

        10.2 ARTICLES OF DISSOLUTION. As soon as possible following the occurrence of any of the events specified in Section 10.1, the Member shall execute Articles of Dissolution in such form as shall be prescribed by the Texas Secretary of State.

        10.3 LIQUIDATION OF ASSETS. Upon a dissolution and termination of the Company, the Member shall take full account of the Company assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair market value thereof, and shall apply and distribute the proceeds therefrom in the following order:

                10.3.1 To the payment of creditors of the Company, including the Member, but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Company assets;

                10.3.2 To the setting up of any reserves as required by law for any contingent liabilities or obligations of the Company; provided, however, that said reserves shall be deposited with a bank or trust company in escrow at interest for the purpose of disbursing such reserves for the payment of any of the aforementioned contingencies and, at the expiration of a reasonable period, for the purpose of distributing the balance remaining in accordance with remaining provisions of this Section 10.4; and

                10.3.3  Any remaining amount to the Member.

        11. RELATIONSHIP OF THIS AGREEMENT TO THE ACT. Many of the terms of this Agreement are intended to alter or extend provisions of the Act as they may apply to the Company or the Member. Any failure of this Agreement to mention or specify the relationship of such terms to provisions of the Act that may affect the scope or application of such terms shall not be construed to mean that any of such terms is not intended to be an operating agreement provision authorized or permitted by the Act or which in whole or in part alters, extends or supplants provisions of the Act as may be allowed thereby.

        12.     MISCELLANEOUS.

        12.1 COUNTERPARTS. This Agreement may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

        12.2 SUCCESSORS AND ASSIGNS. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Member.

        12.3 SEVERABILITY. In the event any sentence or section of this Agreement is declared by a court of competent jurisdiction to be void, such sentence or section shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in full force and effect.

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        12.4    NOTICES. All notices under this Agreement shall be in writing and shall be given to the Member by personal service or by mail, posted to the address maintained by the Company for such person or at such other address as he may specify in writing.

        12.5 MEMBER'S ADDRESS. The name and address of the Member is as follows:

                Behringer Harvard Mid-Term Value Enhancement Fund I LP 1323 North Stemmons Freeway, Suite 211
                Dallas, Texas 75207

        12.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

        12.7 CAPTIONS. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and reference. Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provisions hereof.

        12.8 GENDER. Whenever required by the context hereof, the singular shall include the plural, and vice versa, the masculine gender shall include the feminine and neuter genders, and vice versa.

        12.9 DESCRIPTIONS. All descriptions referred to in this Agreement are expressly incorporated herein by reference as if set forth in full, whether or not attached hereto.

        12.10 VENUE. Any action relating to or arising out of this Agreement shall be brought only in a court of competent jurisdiction located in Dallas, Texas.

        12.11 INTEGRATED AND BINDING AGREEMENT. This Agreement contains the entire understanding and agreement of the Member.

        IN WITNESS WHEREOF, the undersigned have set their hands to this Agreement as of the date first set forth in the preamble.

                                      MEMBER:

                                      Behringer Harvard Mid-Term Value
                                      Enhancement Fund I LP, a Texas limited
                                      partnership

                                      By: ____________________________________
                                          Name:
                                          Title:



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